Exhibit 10.2

FIRST AMENDMENT TO

WENDY’S/ARBY’S GROUP, INC. 2010 OMNIBUS AWARD PLAN

This First Amendment (this “Amendment”) to the Wendy’s/Arby’s Group, Inc. 2010 Omnibus Award Plan (the “Plan”) is effective as of the 10th day of April, 2015.

WHEREAS, The Wendy’s Company (formerly known as Wendy’s/Arby’s Group, Inc., the “Company”) has adopted the Plan;

WHEREAS, the Board may amend the Plan pursuant to Section 13(a) of the Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Plan as set forth below.

NOW THEREFORE, BE IT RESOLVED, that

1.	All references in the Plan to “Wendy’s/Arby’s Group, Inc.” shall be replaced with “The Wendy’s Company” unless the context clearly requires otherwise.

2.	Section 2(oo) of the Plan is hereby amended and restated in its entirety to read as follows:

“(oo) “Plan” means this The Wendy’s Company 2010 Omnibus Award Plan.”

3.	This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

4.	Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Plan. Further, except as expressly modified herein, all terms, provisions and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned, being authorized by the Board to execute this Amendment in evidence of the adoption of this Amendment by the Board, has executed this Amendment as of the date first written above.

THE WENDY’S COMPANY

By:	/s/ R. Scott Toop
	Name:	R. Scott Toop
	Title:	Senior Vice President, General Counsel and Secretary